UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2019
MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)
Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)
(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain   Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2019, the board of directors of Molson Coors Brewing Company (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Change in Control and Protection Program (as amended and restated and together with all exhibits and schedules attached thereto, the “Program”) in order to, among other things, (i) make enhancements to the Program for governance improvements including the elimination of legacy tax gross ups and related references in the Program, (ii) update exhibits, including the form of confidentiality and noncompetition agreement and form of release; (iii) clarify the individuals eligible for the Program, including each member of the Company’s executive leadership team; and (iv) set participation and benefit levels for the Company’s executive officers. Following the amendment and restatement of the Program, no Program participants will have any remaining rights to tax gross up benefits.
The foregoing description of the material terms of the Program is qualified by reference to the Program, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
10.1	Molson Coors Brewing Company Amended and Restated Change in Control Protection Program.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 24, 2019	By:	/s/ Eric Gunning
Eric Gunning
VP Legal and Corporate Affairs and Assistant Secretary